As filed with the Securities and Exchange Commission on April 11, 1997 Reg. No. 33-


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 Form S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933


                      OIL-DRI CORPORATION OF AMERICA
          (Exact Name of Registrant as Specified in its Charter)

        Delaware                                36-2048898
(State of Incorporation)                     (I.R.S. Employer
                                            Identification No.)

                          410 N. Michigan Avenue
                            Chicago, IL  60611
           (Address and Zip Code of Principal Executive Offices)


                      Oil-Dri Corporation of America
                       1995 Long-Term Incentive Plan
                         (Full Title of the Plan)


                              Brian P. Curtis
                      Oil-Dri Corporation of America
                           410 N. Michigan Ave.
                            Chicago, IL  60611
                               312-321-1515
        (Name, Address, and Telephone Number of  Agent For Service)

                CALCULATION OF REGISTRATION FEE
Title of Securities   Amount    Proposed     Proposed    Amount of
 to be Registered      to be    Maximum      Maximum    Registration
                   Registered   Offering    Aggregate        Fee
                    Registere  Price Per     Offering
                              Share (1)(2) Price (1)(2)
Common Stock, par
value $.10 per       500,000    $15.875     $7,937,500   $2,405.31
share                 shares

Class A Common                See Note (3) See Note (3)   See Note (3)
Stock, par value
$.10 per share

(1) Calculated pursuant to Rules 457(h)(1) and 457(c) based on the average of the high and low prices reported for the Registrant's common stock on the New York Stock Exchange Composite Tape on April 7, 1997.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

(3) This Registration Statement covers, in aggregate, up to 500,000 shares of either Common Stock or Class A Common Stock issuable under the Plan. Shares issuable under the Plan will be shares of Common Stock unless Class A Common Stock is issued and publicly traded, in which event shares of Class A Common Stock will be issued. At the date hereof, no Class A Common Stock has been issued.

                        EXPLANATORY NOTE


          As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in Part I of Form S-8.

                                  Part II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3:  Incorporation of Documents by Reference

   The following documents filed with the Commission by Oil-Dri Corporation of America (the "Company") are incorporated in this Registration Statement on Form S-8 (the "Registration Statement") by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1996 ("1996 Form 10-K").

     (b) All other reports filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the 1996 Form 10-K.

     (c) The description of the Company's Common Stock, par value $.10 per share (the "Common Stock") and Class A Common Stock, par value $.10 per shares (the Class A Common Stock) under the caption Description of Common Stock, Class B Stock and Class A Common Stock in the Company's Proxy Statement dated November 9, 1994.

   All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

   The consolidated financial statements and schedules included in the Company's 1996 Form 10-K have been audited by Blackman Kallick Bartelstein, independent auditors, as set forth in their report thereon, and are incorporated herein by reference. Such consolidated financial statements are incorporated by reference herein in reliance upon such report given upon the authority of said firm as experts in accounting and auditing. Future financial statements of the Company and the reports thereon of Blackman Kallick Bartelstein to be included in subsequent filed documents also will be incorporated by reference in this Registration Statement in reliance upon the authority of that firm as experts in giving those reports to the extent such firm has audited those financial statements and consented to the use of their reports thereon.


Item 4:  Description of Securities

  See Item 3(c), above, with respect to Class A Common Stock.

Item 5:  Interests of Named Experts and Counsel

   The legality of the Common Stock being originally offered hereunder has been passed upon by Sonnenschein Nath & Rosenthal ("SNR"), counsel to the Company, 8000 Sears Tower, Chicago, Illinois 60606.

Item 6:  Indemnification of Directors and Officers

   Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

  In accordance with Section 102(b)(7) of the Delaware Law, the Certificate of Incorporation, as amended, of the Company contains a provision to limit the personal liability of the directors of the Company for violations of their fiduciary duty. This provision eliminates director's liability to the Company or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

  Article VII of the By-Laws of the Company provides for indemnification of the officers and directors of the Company to the full extent permitted by applicable law. The Company has in effect insurance policies providing both directors' and officers' liability coverage and corporation reimbursement coverage.

Item 7:  Exemption from Registration Claimed

  Not applicable.


Item 8:  Exhibits
 4.1 Articles of Incorporation of the Company, as amended (Exhibit (3) to the Company's Quarterly Report on Form 10-Q for the quarter ended January 31, 1995.) */
 4.3 By-Laws of the Company as amended (Exhibit (3)(b) to the July 31, 1995 Form 10-K)*/
 5.1     Opinion of Sonnenschein Nath & Rosenthal
23.1     Consent of Sonnenschein Nath & Rosenthal (included
         in Exhibit 5.1)
23.2     Consent of Blackman Kallick Bartelstein
___________________

*/   Incorporated by reference.


Item 9.  Undertakings

(a)  Rule 415 Offering.  The Company hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  Incorporation of Subsequent Exchange Act Documents by Reference.

      The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)  Form S-8 Registration Statement.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on April 10, 1997.

OIL-DRI CORPORATION OF AMERICA

By:   DANIEL S. JAFFEE
 .      Daniel S. Jaffee
       President & Chief Operating Officer

                       POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel S. Jaffee and Brian P. Curtis and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, and each of them, and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                   Title                   Date

 RICHARD M. JAFFEE    Chairman of the Board of         April 10,
 Richard M. Jaffee    Directors                          1997
                      and Chief Executive Officer

 DANIEL S. JAFFEE     President, Chief Operating       April 10,
 Daniel S. Jaffee     Officer, and Director              1997

 MICHAEL L.           Vice President and Chief         April 10,
 GOLDBERG             Financial Officer and Chief        1997
 Michael L.           Accounting Officer
 Goldberg

 JOSEPH C. MILLER     Vice Chairman and Director       April 10,
 Joseph C. Miller                                        1997

 JAMES F. JAPCZYK     Controller and Chief             April 10,
 James F. Japczyk     Accounting                         1997
                      Officer

     Signature                   Title                   Date

 J. STEVEN COLE       Director                         April 10,
 J. Steven Cole                                          1997

 RONALD B. GORDON     Director                         April 10,
 Ronald B. Gordon                                        1997

 PAUL J. MILLER       Director                         April 10,
 Paul J. Miller                                          1997

 EDGAR D. JANNOTTA    Director                         April 10,
 Edgar D. Jannotta                                       1997

 HAYDN H. MURRAY      Director                         April 10,
 Haydn H. Murray                                         1997

 ALAN H. SELIG        Director                         April 10,
 Alan H. Selig                                           1997

                         INDEX TO EXHIBITS


Exhibit
 Number             Description of Exhibit
  4.1 Articles of Incorporation of the Company, as amended (Exhibit (3) to the Company's Quarterly Report on Form 10-Q for the quarter ended January 31, 1995) * /
  4.3      By-Laws of the Company amended June 16, 1995 (Exhibit
           (3)(b) to the July 31, 1995 Form 10-K)*/
  5.1      Opinion of Sonnenschein Nath & Rosenthal
  23.1     Consent of Sonnenschein Nath & Rosenthal (included in
           Exhibit 5.1)
  23.2     Consent of Blackman Kallick Bartelstein

___________________________

*/   Incorporated by reference.

                                                          EXHIBIT 5.1


                           April 9, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

Ladies and Gentlemen:

   A Registration Statement on Form S-8 (the "Registration Statement") is being filed on or about the date of this letter with the Securities and Exchange Commission to register shares of common stock, par value $.10 per share (the "Shares") and shares of Class A Common Stock, par value $.10 per share (collectively, with the Shares, the "Stock"), of Oil-Dri Corporation of America (the "Company") which may from time to time be offered by the Company in connection with the Oil-Dri Corporation of America 1995 Long-Term Incentive Plan (the "Plan"). This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended.

   We have acted as counsel to the Company in connection with the Registration Statement. In rendering this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the corporate records of the Company, including its Certificate of Incorporation, as amended, its By-Laws, and minutes of directors' and stockholders' meetings, and such other documents (including the Plan) and certificates of public officials, which we have deemed relevant or necessary as the basis for the opinion as hereinafter set forth.

   We have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or otherwise, to enter into and to perform their respective obligations thereunder and have also assumed the due authorization by all requisite action, corporate or otherwise, and the execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinion expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Securities and Exchange Commission
April 9, 1997
Page 2


   Based upon and subject to the foregoing, it is our opinion that the shares of Stock that will be originally issued under the Plan have been duly authorized and, when issued pursuant to, and in accordance with the Plan, will be validly issued, fully paid and non-assessable.

   We consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to Sonnenschein Nath & Rosenthal under the caption "Item 5: Interests of Named Experts and Counsel" in the Registration Statement.

                           Very truly yours,

                      SONNENSCHEIN NATH & ROSENTHAL


                      By:  DENNIS N. NEWMAN/S
                           Dennis N. Newman

                                                     EXHIBIT 23.2


            INDEPENDENT PUBLIC ACCOUNTANTS' CONSENT


      We consent to the incorporation by reference of our report on the Company dated August 30, 1996, which is included in the Oil-Dri Corporation of America Form 10-K for the fiscal year ended July 31, 1996, in the Registration Statement on Form S-8 pertaining to the Oil-Dri Corporation of America Long-Term Incentive Plan. We likewise consent to all references to us in such Registration Statement on Form S-8.


                         Blackman Kallick Bartelstein



Chicago, Illinois
April 9, 1997